Exhibit 10.12

Loan Repayment Amendment Agreement

Creditor Nam-In Kim, “Party A”, and borrower GLAAM (Ltd.), “Party B”, hereby agree to amend the loan repayment date as follows:

– Note –

1. Loan: Five hundred million won (₩500,000,000)

2. Repayment Date: December 29, 2023

3. Interest rate: 15% per annum

December 4, 2023

Creditor (Party A) Address: 11, 40beon-gil, Gungnae-ro, Bundang-gu, Seongnam-shi, Gyeonggi-do

Resident Registration No.: 521128-1273316

Name: /s/ Nam-In Kim

Borrower (Party B) Address: 298-42 Cheongbukjungang-ro, Cheongbuk-eub, Pyeongtaek-shi, Gyeonggi-do

Business Registration No.: 211-87-65996

Trade Name: /s/ GLAAM Co., Ltd., Representative Director: Kyeong-Rae Kim

Representative Director of GLAAM Co., Ltd.